Exhibit 23.1
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            Consent of Independent Registered Public Accounting Firm


[Letterhead of Mantyla McRynolds LLC]



Ladies and Gentlemen:

We consent to the inclusion in the Annual Report on Form 10-KSB of Arknona, Inc. ("Arkona") for the year ended March 31, 2006 filed with the SEC on November June 29, 2006 of our report dated May 18, 2006and to the incorporation by reference of such report in the Registration Statements on Form S-8, File Nos. 333-122279 and 333-99139 filed by Arkona with respect to the Arkona 2001 Stock Incentive Plan (Amended and Restated).


/s/ Mantyla McReynolds
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Mantyla McReynolds, a
professional corporation

Certified Independent Public Accountants


Salt Lake City, Utah
June 29, 2006